2019 FULL YEAR AND FOURTH QUARTER EARNINGS February 18, 2020

® Forward Looking Statements This presentation contains statements regarding management’s expectations and objectives for future periods as well as forecasts and estimates regarding PG&E Corporation’s and Pacific Gas and Electric Company’s (the “Utility”) expected participation in the AB 1054 Wildfire Fund and the Utility’s 2020-2022 Wildfire Mitigation Plan. These statements and other statements that are not purely historical constitute forward-looking statements that are necessarily subject to various risks and uncertainties. Actual results may differ materially from those described in forward-looking statements. PG&E Corporation and the Utility are not able to predict all the factors that may affect future results. Factors that could cause actual results to differ materially include, but are not limited to: • the risks and uncertainties associated with PG&E Corporation’s and the Utility’s Chapter 11 cases, including, but not limited to, their ability to develop, consummate, and implement a plan of reorganization, the ability to obtain applicable bankruptcy court, creditor or regulatory approvals, the effect of any alternative proposals, views or objections related to the plan of reorganization, potential complexities that may arise in connection with concurrent proceedings involving the bankruptcy court, the CPUC, and the FERC, increased costs related to the Chapter 11 cases, the ability to obtain sufficient financing sources for ongoing and future operations, the ability to satisfy the conditions precedent to financing under the debt and equity commitments to finance the proposed plan of reorganization and the risk that such agreements may be terminated, disruptions to PG&E Corporation’s and the Utility’s business and operations and the potential impact on regulatory compliance; • whether PG&E Corporation and the Utility will be able to emerge from Chapter 11 by June 30, 2020 with a plan of reorganization that meets the requirements of AB 1054, and whether PG&E Corporation and the Utility will need to undertake significant changes in ownership, management and governance in connection therewith; • the impact of the 2018 Camp fire and 2017 Northern California wildfires, including whether the Utility will be able to timely recover costs incurred in connection therewith through rates; the timing and outcome of the remaining wildfire investigations and the extent to which the Utility will have liabilities associated with these fires; the timing and amount of insurance recoveries; and potential liabilities in connection with fines or penalties that could be imposed on the Utility if the CPUC or any other law enforcement agency were to bring an enforcement action, including a criminal proceeding, and determined that the Utility failed to comply with applicable laws and regulations (which actions could also adversely impact a timely emergence from Chapter 11); • the risks and uncertainties associated with the 2019 Kincade fire; • whether the Utility can obtain wildfire insurance at a reasonable cost in the future, or at all, and whether insurance coverage is adequate for future losses or claims; and whether the Utility will be able to obtain full recovery of its significantly increased insurance premiums, and the timing of any such recovery; • whether the ability of PG&E Corporation and the Utility to finance costs, expenses and other possible losses with respect to claims related to the 2018 Camp fire and the 2017 Northern California wildfires, through securitization mechanisms or otherwise, which potential financings are not addressed by AB 1054 as it only applies to wildfires occurring after July 12, 2019; • the timing and outcome of future regulatory and legislative developments in connection with the potential financing of the Utility’s wildfire-related liabilities, SB 901, future wildfire reforms, inverse condemnation reform, and other wildfire mitigation measures or other reforms targeted at the Utility; • the occurrence, timing and extent of damages in connection with future wildfires, the associated financial impact on the Utility and the potential for AB 1054 to mitigate such impact (if at all); • the outcome of the Utility’s CWSP, including the Utility’s ability to comply with the targets and metrics set forth in its 2020-2022 Wildfire Mitigation Plan; the cost of the program; and the timing and outcome of any proceeding to recover such cost through rates; • the impact of the Utility’s implementation of its PSPS program, including the timing and outcome of the PSPS OII and whether any fines or penalties will be imposed on the Utility as a result; and the costs in connection with PSPS events; • the timing and outcomes of the 2020 GRC, FERC TO18, TO19, and TO20 rate cases, 2018 and 2019 CEMA applications, WEMA application, future applications for FHPMA, FRMMA, and WMPMA, future cost of capital proceedings, and other ratemaking and regulatory proceedings; • the timing and outcomes of CPUC OIIs that remain open; • the Utility’s ability to efficiently manage capital expenditures and its operating and maintenance expenses within the authorized levels of spending and timely recover its costs through rates, and the extent to which the Utility incurs unrecoverable costs that are higher than the forecasts of such costs; • the outcome of the probation and the monitorship, and the costs that the Utility may incur as a result, including the costs of complying with any additional conditions of probation, including expenses associated with any material expansion of the Utility’s vegetation management program; • the ability of PG&E Corporation and the Utility to continue as going concerns; and • the other factors disclosed in PG&E Corporation and the Utility’s joint annual report on Form 10-K for the year ended December 31, 2018, as updated in their subsequent joint quarterly reports on Form 10-Q and their joint annual report on Form 10-K for the year ended December 31, 2019, and other reports filed with the SEC, which are available on PG&E Corporation’s website at www.pgecorp.com and on the SEC website at www.sec.gov. Unless otherwise indicated, the statements in this presentation are made as of February 18, 2020. PG&E Corporation and the Utility undertake no obligation to update information contained herein. This presentation was attached to PG&E Corporation and the Utility’s joint current report on Form 8-K that was furnished to the SEC on February 18, 2020 and is also available on PG&E Corporation’s website at www.pgecorp.com. 2

Resolution of Key Issues

Path to timely Chapter 11 exit through the fair settlement of wildfire claims and pending regulatory proceedings, progress with legislative initiatives, and establishment of a multi-year investment and rate roadmap.

Upcoming Milestones	Q1	Q2
	POR OII Testimony and Evidentiary Hearings, and Briefing	**POR OII Proposed Decision Expected**
	Wildfire OII and Locate & Mark OII Decisions Expected	**Plan of Reorganization Confirmation Hearing**
		Confirmable Plan to Exit Chapter 11
	GRC Decision Expected (Q1–Q2)	

Progress to Date

Third-Party Claims

- Settlements reached with key constituents
  Settlements totaling $25.5B with Tort Claimants Committee, Subrogation Claimants, and Public Entities
- Settlement agreements resolve claims estimation and Tubbs Fire trial
  Provides for an expeditious path towards confirmation and exit from Chapter 11 within the AB1054 deadline

Ratemaking

- 2020 General Rate Case (GRC) Settlement
  Proposes revenue requirements through 2022
- 2019 Gas Transmission and Storage (GT&S) Final Decision
  Adopted revenue requirements through 2022
- 2020 Cost of Capital Final Decision
  Adopted capital structure through 2022

Regulatory & Legislative

- Wildfire OII Settlement (1)
  Agreed not to seek recovery for $1.6B of wildfire related expenses
- Locate & Mark OII Settlement
  Proposed fines and remedies of $110M
- Ex Parte OII Settlement – Final
  Resulting in fines and remedies of $107.5M
- AB 1054 Wildfire Fund
  Creation of ~$21B fund

(1) Subject to CPUC and Bankruptcy Court approvals.

3

AB 1054 Wildfire Fund [1]

Wildfire Fund Contribution Treatment

- Contribution amounts expected to be amortized based on an assumed ~10-year life [2]
- Tax treatment pending private letter ruling from the IRS

PG&E Pre-Emergence Wildfire Liabilities

- For fires occurring after July 12, 2019 and prior to exiting Chapter 11
- Claims in excess of $1B are eligible for recovery and the fund will pay no more than 40% of allowed claims
- May seek payment for claims after funding initial contribution

PG&E Investments and Liability Cap

- $3.2B of wildfire investments excluded from earning a ROE
- $2.4B liability cap (20% of Equity T&D Rate base for 2019)

$21B Wildfire Fund



$4.8B
$10.5B
$2.7B
$193M/ year
$107M/ year
Initial Contribution: PG&E
Initial Contribution: Other IOUs
Annual Contribution: PG&E (3)
Annual Contribution: Other IOUs (3)
Non-bypassable Charge

1. Participation in the AB 1054 Wildfire Fund is subject to numerous terms and conditions.
2. The useful life of the Wildfire Fund is estimated based on various assumptions, including the number and severity of catastrophic fires within the participating electric utilities' service territories during the term of the Wildfire Fund, historical fire-loss data, the estimated cost of wildfires caused by other electric utilities, the amount at which wildfire claims will be settled, the likely adjudication of the CPUC in cases of electric utility-caused wildfires, the level of future insurance coverage held by the electric utilities, and the future transmission and distribution equity rate base growth of other electric utilities. Significant changes in any of these estimates could materially impact the amortization period. Forecast amortization expense for 2020 is $670 million.
3. Assumes annual IOU contributions will be made for a 10-year period.

See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

4

CONFIDENTIAL – FOR INTERNAL DISCUSSION

Wildfire Mitigation Overview

PG&E

In 2019, PG&E succeeded in meeting or exceeding its goals for core elements of its Wildfire Mitigation Plan, resulting in a ~25% reduction in ignitions(1)

	System Hardening	Vegetation Management	Enhanced Inspections	Situational Awareness	Public Safety Power Shutoff
2019 Progress	**114% of circuit mi (171 / 150 mi)** hardened by replacing overhead circuits, installing stronger poles, or undergrounding in High Fire Threat District (HFTD) areas	**102% of circuit mi (2,498 / 2,450 mi)** of overhang and radial clearing and hazard tree mitigation in HFTD areas	**100% of visual and aerial inspections** on ~50,000 transmission, ~700,000 distribution, and ~200 substation assets in HFTD areas	**107% of weather stations (426 / 400 units) and 139% of HD cameras (133 / 96 units)** installed and operationalized to provide highly localized and real-time conditions in HFTD areas	**Implemented PSPS events** where we conducted proactive customer outreach and deployed back up generation, temporary microgrids, and Community Resource Centers

The 2020 Wildfire Mitigation Plan is an evolution and continuation of programs that further mitigate wildfire risk and enable implementation of smarter, smaller, and shorter PSPS events

	System Hardening	Vegetation Management	Enhanced Inspections	Situational Awareness	Public Safety Power Shutoff
2020 Target	**241 miles of system hardening**, a 40% increase in miles as compared to the 2019 system hardening targets	**1,800 circuit miles of enhanced vegetation management** (EVM) and expanded rights-of-way on lower voltage transmission lines to complement PSPS reduction efforts	**Annual inspections** for Tier 3 HFTD facilities **Three-year cycles** for Tier 2 HFTD facilities	**400 weather stations and 200 HD cameras** to improve accuracy of meteorology models and capabilities of the Wildfire Safety Operations Center	**50% faster restoration and 33% fewer impacted customers** through night patrols with infrared technology, distributed generation-enabled microgrids, and additional sectionalization

(1) Ignitions associated with PG&E assets in high fire-threat districts (HFTD) as compared to the 3-year historical average.

See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

6

Q4 2019 Earnings Results

(in millions, except per share amounts)	Q4 Earnings	Q4 EPS	2019 Earnings	2019 EPS
PG&E Corporation's Loss on a GAAP basis	**$ (3,617)**	**$ (6.84)**	**$ (7,656)**	**$ (14.50)**
Non-core items:				
Wildfire-related costs	3,847	7.27	8,761	16.59
Electric asset inspection costs	120	0.23	557	1.05
Locate and mark penalty	39	0.07	39	0.07
Chapter 11-related costs	(30)	(0.06)	180	0.34
PG&E Corporation's Non-GAAP Core Earnings	**$ 360**	**$ 0.68**	**$ 2,074**	**$ 3.93**

Non-Core Items (in millions, pre-tax)	Q4	2019
Wildfire-related costs	$ 5,338	$ 12,161
Electric asset inspection costs	167	773
Locate and mark penalty	(56)	199
Chapter 11-related costs	—	237

Note: Amounts may not sum due to rounding.

Non-GAAP core earnings is not calculated in accordance with GAAP and excludes non-core items. See Appendix 1, Exhibit A for a reconciliation of earnings per share ("EPS") on a GAAP basis to non-GAAP core earnings per share and Exhibit E for the use of non-GAAP financial measures. Beginning with the quarter and full year periods ended December 31, 2019, PG&E Corporation and the Utility changed the name of their principal non-GAAP earnings metric from "non-GAAP earnings from operations" to "non-GAAP core earnings" in order to align more closely with the terminology used by their industry peers. Likewise, PG&E Corporation and the Utility will now refer to adjustments as "non-core items" rather than "items impacting comparability."

6

Q4 2019 Quarter over Quarter Comparison



Non-GAAP Core Earnings per Share
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
$0.80
($0.18)
($0.13)
($0.06)
($0.01)
($0.01)
$0.17
$0.10
$0.68
Q4 2018 Non-GAAP Core EPS
Short-term incentive compensation
Interest accrued on pre-petition payables and short-term debt
Vegetation management costs
Timing of taxes
Increase in shares outstanding
Liability insurance premiums
Growth in rate base earnings
Q4 2019 Non-GAAP Core EPS

Non-GAAP core earnings is not calculated in accordance with GAAP and excludes non-core items. See Appendix 1, Exhibit A for a reconciliation of earnings per share ("EPS") on a GAAP basis to non-GAAP core earnings per share and Exhibit E for the use of non-GAAP financial measures. Beginning with the quarter and full year periods ended December 31, 2019, PG&E Corporation and the Utility changed the name of their principal non-GAAP earnings metric from "non-GAAP earnings from operations" to "non-GAAP core earnings" in order to align more closely with the terminology used by their industry peers. Likewise, PG&E Corporation and the Utility will now refer to adjustments as "non-core items" rather than "items impacting comparability."

7

Appendix

® Table of Contents Appendix 1 - Supplemental Earnings Materials Slides 10-25 Appendix 2 - Overview of Regulatory Cases Slides 26-28 9

® Appendix 1 – Supplemental Earnings Materials Reconciliation of PG&E Corporation's Consolidated Earnings (Loss) Attributable to Exhibit A: Common Shareholders in Accordance with Generally Accepted Accounting Principles Slides 11-14 ("GAAP") to Non-GAAP Core Earnings Key Drivers of PG&E Corporation's Non-GAAP Core Earnings per Common Exhibit B: Share ("EPS") Slide 15 Exhibit C: Operational Performance Metrics Slides 16-17 Exhibit D: Sales and Sources Summary Slide 18 Exhibit E: Use of Non-GAAP Financial Measures Slide 19 Exhibit F: GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA Reconciliation Slide 20 Exhibit G: 2019 Financial Results Summary Slide 21 Exhibit H: Expected Timelines of Selected Regulatory Cases Slides 22-25 10

Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Core Earnings

Fourth Quarter and Year to Date, 2019 vs. 2018
(in millions, except per share amounts)

	Three Months Ended December 31,				Year Ended December 31,			
	Earnings		Earnings per Common Share		Earnings		Earnings per Common Share	
(in millions, except per share amounts)	**2019**	**2018**	**2019**	**2018**	**2019**	**2018**	**2019**	**2018**
PG&E Corporation's Loss on a GAAP basis	**$ (3,617)**	**$ (6,873)**	**$ (6.84)**	**$(13.24)**	**$ (7,656)**	**$ (6,851)**	**$ (14.50)**	**$ (13.25)**
Non-core items: (1)								
Wildfire-related costs (2)	3,847	7,282	7.27	14.03	8,761	8,914	16.59	17.24
Electric asset inspection costs (3)	120	—	0.23	—	557	—	1.05	—
Locate and mark penalty (4)	39	—	0.07	—	39	—	0.07	—
Chapter 11-related costs (5)	(30)	—	(0.06)	—	180	—	0.34	—
2019 GT&S capital disallowance (6)	—	—	—	—	193	—	0.37	—
Pipeline-related expenses (7)	—	8	—	0.02	—	33	—	0.06
Reduction in gas-related capital disallowances (8)	—	—	—	—	—	(27)	—	(0.05)
PG&E Corporation's Non-GAAP Core Earnings (9)	**$ 360**	**$ 417**	**$ 0.68**	**$ 0.80**	**$ 2,074**	**$ 2,069**	**$ 3.93**	**$ 4.00**

(1) "Non-core Items" include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in the table above. See Exhibit E: Use of Non-GAAP Financial Measures.

All amounts presented in the table above are tax adjusted at PG&E Corporation's statutory tax rate of 27.98% for 2018 and 2019, except for certain Wildfire-related, Chapter 11-related, and 2019 GT&S capital disallowance costs, which are not tax deductible. Amounts may not sum due to rounding.

11

Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Core Earnings

Fourth Quarter and Year to Date, 2019 vs. 2018
(in millions, except per share amounts)

(2) The Utility incurred costs of $5.3 billion (before the tax impact of $1.5 billion) and $12.2 billion (before the tax impact of $3.4 billion) during the three and twelve months ended December 31, 2019, respectively, associated with wildfire-related costs. This includes accrued charges of $5.0 billion (before the tax impact of $1.4 billion) and $11.4 billion (before the tax impact of $3.2 billion) during the three and twelve months ended December 31, 2019, respectively, related to increases in the recorded liability for third-party claims related to the 2018 Camp Fire, the 2017 Northern California wildfires, and the 2015 Butte fire. The Utility incurred costs of $13 million (before the tax impact of $4 million) and $278 million (before the tax impact of $78 million) during the three and twelve months ended December 31, 2019, respectively, for clean-up and repair costs. The Utility also incurred costs of $42 million (before the tax impact of $12 million) and $152 million (before the tax impact of $43 million) during the three and twelve months ended December 31, 2019, respectively, for legal and other costs. In addition, the Utility incurred costs of $398 million (before the tax impact of $108 million) during the three and twelve months ended December 31, 2019 related to the Wildfire Order Instituting Investigation ("OII") settlement. The Utility also recorded a charge of $86 million (before the tax impact of $24 million) during the three and twelve months ended December 31, 2019 related to a one-time bill credit for customers impacted by the October 9, 2019 Public Safety Power Shutoff (PSPS) event. These costs were partially offset by $189 million (before the tax impact of $53 million) recorded during the three and twelve months ended December 31, 2019 for probable cost recoveries of insurance premiums incurred in 2018 above amounts included in authorized revenue requirements.

(in millions, pre-tax)	**Three Months Ended December 31, 2019**	**Year Ended December 31, 2019**	**Three Months Ended December 31, 2018**	**Year Ended December 31, 2018**
Camp, Northern California, and Butte fire-related costs, net of insurance:				
Third-party claims	$ 4,988	$ 11,435	$ 11,500	$ 14,000
Utility clean-up and repair costs	13	278	169	209
Legal and other costs	42	152	94	245
Accelerated amortization of prepaid insurance premiums	—	—	185	185
Insurance recoveries	—	—	(1,836)	(2,229)
Subtotal Camp, Northern California, and Butte fire-related costs, net of insurance	**5,043**	**11,865**	**10,112**	**12,410**
Wildfire OII settlement	398	398	—	—
PSPS customer bill credit	86	86	—	—
2018 Insurance premium cost recovery	(189)	(189)	—	—
2017 Insurance premium cost recovery	—	—	—	(32)
Total Wildfire-related costs	**$ 5,338**	**$ 12,161**	**$ 10,112**	**$ 12,378**

12

® Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Core Earnings Fourth Quarter and Year to Date, 2019 vs. 2018 (in millions, except per share amounts) (3) The Utility incurred costs of $167 million (before the tax impact of $47 million) and $773 million (before the tax impact of $216 million) during the three and twelve months ended December 31, 2019, respectively, for incremental operating expenses related to enhanced and accelerated inspections of electric transmission and distribution assets, and resulting repairs that are not probable of recovery. (4) The Utility recorded costs of $39 million (not tax deductible) during the three and twelve months ended December 31, 2019 associated with an incremental fine payable to the State General Fund resulting from a presiding officer's decision in the Locate and Mark OII. (5) PG&E Corporation and the Utility recorded a net benefit of $56 million (before the tax impact of $26 million) and incurred costs of $199 million (before the tax impact of $19 million) during the three and twelve months ended December 31, 2019, respectively, directly associated with their Chapter 11 Cases. This includes legal and other costs of $101 million (before the tax impact of $18 million) and $292 million (before the tax impact of $45 million) during the three and twelve months ended December 31, 2019, respectively ($38 million and $129 million of legal and other costs during the three and nine months ended December 31, 2019, respectively, are not tax deductible). The Utility also incurred $114 million (before the tax impact of $32 million) during the twelve months ended December 31, 2019 for debtor-in-possession (“DIP”) financing costs. These costs were partially offset by a reduction to interest expense on pre-petition debt of $146 million (before the tax impact of $41 million) during the three and twelve months ended December 31, 2019, and interest income of $11 million (before the tax impact of $3 million) and $60 million (before the tax impact of $17 million) recorded during the three and twelve months ended December 31, 2019, respectively. Three Months Ended Year Ended (in millions, pre-tax) December 31, 2019 December 31, 2019 Legal and other costs $ 101 $ 292 DIP financing costs — 114 Reduction of interest expense on pre-petition debt (146) (146) Interest income (11) (60) Chapter 11-related costs $ (56) $ 199 (6) The Utility recorded costs of $237 million (before the tax impact of $44 million) during the three and twelve months ended December 31, 2019 for pipeline-replacement costs disallowed in the 2019 GT&S rate case as a result of spending above amounts authorized in the 2015-2018 rate case period. Due to flow-through treatment related to deductible repairs, $80 million of the loss does not generate a net tax benefit. (7) The Utility incurred costs of $11 million (before the tax impact of $3 million) and $46 million (before the tax impact of $13 million) during the three and twelve months ended December 31, 2018, respectively, for pipeline-related expenses incurred in connection with the multi-year effort to identify and remove encroachments from transmission pipeline rights-of-way. 13

® Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Core Earnings Fourth Quarter and Year to Date, 2019 vs. 2018 (in millions, except per share amounts) (8) The Utility reduced the estimated disallowance for gas-related capital costs that were expected to exceed authorized amounts by $38 million (before the tax impact of $11 million) during the twelve months ended December 31, 2018. The Utility had previously recorded $85 million (before the tax impact of $35 million) in 2016 for probable capital disallowances in the 2015 GT&S rate case. From 2012 through 2014, the Utility had recorded cumulative charges of $665 million (before the tax impact of $271 million) for disallowed Pipeline Safety Enhancement Plan-related capital expenditures. (9) “Non-GAAP core earnings” is a non-GAAP financial measure. See Exhibit E: Use of Non-GAAP Financial Measures. 14

® Exhibit B: Key Drivers of PG&E Corporation's Non-GAAP Core Earnings per Common Share ("EPS") Fourth Quarter and Year to Date, 2019 vs. 2018 (in millions, except per share amounts) Fourth Quarter 2019 vs. 2018 Year Ended 2019 vs. 2018 Earnings per Earnings per Earnings Common Share Earnings Common Share (Diluted) (Diluted) 2018 Non-GAAP Core Earnings (1) $ 417 $ 0.80 $ 2,069 $ 4.00 Short-term incentive compensation (2) (95) (0.18) (95) (0.18) Interest accrued on pre-petition payables and short-term debt (3) (67) (0.13) (67) (0.13) Vegetation management costs (4) (32) (0.06) (110) (0.21) Timing of taxes (5) (7) (0.01) — — Resolution of 2018 regulatory items (6) — — (44) (0.08) Increase in shares outstanding — (0.01) — (0.08) Miscellaneous 1 — (6) (0.01) Liability insurance premiums (7) 92 0.17 137 0.26 Growth in rate base earnings 51 0.10 190 0.36 2019 Non-GAAP Core Earnings (1) $ 360 $ 0.68 $ 2,074 $ 3.93 All amounts presented in the table above are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2018 and 2019. Amounts may not sum due to rounding. (1) See Exhibit A for reconciliations of (i) earnings on a GAAP basis to non-GAAP core earnings and (ii) EPS on a GAAP basis to non-GAAP core EPS. (2) Represents the impact of Short-Term Incentive Plan ("STIP") compensation expense recorded during the three and twelve months ended December 31, 2019, as compared to the same periods in 2018, where no payment was made. (3) Represents the impact of interest accrued on pre-petition payables and short-term debt during the three and twelve months ended December 31, 2019, pursuant to the Bankruptcy Court's December 30, 2019 decision regarding pre-petition interest and the January 22, 2020 Noteholder Restructuring Support Agreement. (4) Represents the increase in routine vegetation management costs incurred during the three and twelve months ended December 31, 2019, which are not recoverable through authorized revenue requirements. (5) Represents the timing of taxes reportable in quarterly statements in accordance with Accounting Standards Codification 740, Income Taxes, and results from variances in the percentage of quarterly earnings to annual earnings. (6) Represents the impact of various regulatory matters resolved during the twelve months ended December 31, 2018, with no similar impact in 2019. (7) Includes the impact of additional regulatory cost deferrals recorded in the three and twelve months ended December 31, 2019 related to insurance premium costs above amounts included in authorized revenue requirements, which became probable of recovery in the fourth quarter of 2019, and lower insurance premium costs due to lower coverage renewed for excess liability. Additionally, the reduction in insurance premium costs during the twelve months ended December 31, 2019 reflects the accelerated amortization of a portion of the Utility’s liability insurance premiums recorded during the fourth quarter of 2018 as a result of the 2018 Camp fire, with no similar activity in 2019. 15

® Exhibit C: Operational Performance Metrics 2019 Performance Results 2019 Actual 2019 Target Meets Target Safety Nuclear Operations Safety 97.5 93.7 Diablo Canyon Power Plant (DCPP) Reliability and Safety P Electric Operations Safety 1.3 1.0 Public Safety Index P Gas and Electric Operations Safety 1.2 1.0 Asset Records Duration Index P Gas Operations Safety 266.4 183.0 Gas First-Time In-Line Inspection P Employee Safety 1.5 1.0 Serious Injuries and Fatalities Corrective Actions Index P Customer Escalated Customer Complaints 10.1 12.2 P Financial Non-GAAP Core Earnings (1)(3) 2,074 See note (2) See note (2) See following page for definitions of the operational performance metrics. The operational performance goals set under the PG&E Corporation 2019 Short-Term Incentive Plan (“STIP”) are based on the same operational metrics and targets, except as noted in Footnote 1 below. (1) For STIP purposes, non-GAAP core earnings may be further adjusted in a manner consistent with the methodology used to establish the applicable STIP target. (2) The 2019 target for non-GAAP core earnings is not publicly reported. (3) Beginning with the quarter and full year periods ended December 31, 2019, PG&E Corporation and the Utility changed the name of their principal non-GAAP earnings metric from "non-GAAP earnings from operations" to "non-GAAP core earnings" in order to align more closely with the terminology used by their industry peers. Likewise, PG&E Corporation and the Utility will now refer to adjustments as 16 "non-core items" rather than "items impacting comparability".

® Definitions of 2019 Operational Performance Metrics from Exhibit C Safety Public and employee safety are measured in four areas: Nuclear Operations Safety, Electric Operations Safety, Gas Operations Safety, and Employee Safety. The safety of the Utility’s nuclear power operations, DCPP Unit 1 and Unit 2, is based on 11 performance indicators for nuclear power generation, including unit capability, on-line reliability, safety system unavailability, radiation exposure, and safety accident rate, as reported to the Institute of Nuclear Power Operations. The safety of the Utility’s electric and gas operations is represented by: • Public Safety Index - Measure consisting of a weighted index of two electric programs that evaluate the effectiveness of compliance activities in the Fire Index Areas: (1) Enhanced Vegetation Management (50%) and (2) System Hardening (50%). • Gas and Electric Asset Records Duration Index (equally weighed) - Measure consisting of two indices tracking the average number of days to complete the as-built process in the system of record for electric and gas capital and expense jobs from the time construction is completed in the field or released to operations. The Gas Operations Index consists of three weighted sub-metrics: (1) Transmission (60%), (2) Station (10%), and (3) Distribution (30%). The Electric Operations Index consists of three weighted sub-metrics: (1) Transmission Line (25%), (2) Substation (25%), and (3) Distribution (50%). • Gas First-Time In-Line Inspections - Measures the Utility’s successful completion of first-time in-line inspections of newly-constructed natural gas transmission lines. The safety of the Utility’s employees is represented by: • Serious Injuries and Fatalities (SIF) Corrective Action Index - Index measuring (1) percentage of SIF corrective actions completed on time, and (2) quality of corrective actions as measured against an externally derived framework. Customer Customer satisfaction is measured by: • Escalated Customer Complaints Score - Measures the number of customer complaints escalated to the California Public Utilities Commission, per 100,000 adjusted customers. Financial “Non-GAAP core earnings” (shown in millions of dollars) is a non-GAAP financial measure and is calculated as income available for common shareholders less non- core items. “Non-core items” represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods, consisting of items listed in Exhibit A. Beginning with the quarter and full year periods ended December 31, 2019, PG&E Corporation and the Utility changed the name of their principal non-GAAP earnings metric from "non-GAAP earnings from operations" to "non-GAAP core earnings" in order to align more closely with the terminology used by their industry peers. Likewise, PG&E Corporation and the Utility will now refer to adjustments as "non-core items" rather than "items 17 impacting comparability".

Exhibit D: Pacific Gas & Electric Company Sales and Sources Summary

Fourth Quarter and Year to Date, 2019 vs. 2018

	Three Months Ended December 31,		Year Ended December 31,	
	2019	2018	2019	2018
Sales from Energy Deliveries (in millions kWh)	18,870	19,198	78,070	79,777
Total Electric Customers at December 31	—	—	5,457,101	5,428,318
Total Gas Sales (in Bcf)	223	217	823	836
Total Gas Customers at December 31	—	—	4,518,209	4,495,279
Sources of Electric Energy Deliveries (in millions kWh):				
Total Utility Generation	7,132	8,241	33,485	32,297
Total Utility Net Purchases/(Sales)	(2,215)	2,923	(3,537)	21,024
Direct Access and Community Choice Aggregator Purchases	10,585	9,065	41,609	30,550
Total Electric Energy Delivered (1)	18,870	19,198	78,070	79,777
Diablo Canyon Performance:				
Overall Capacity Factor (including refuelings)	56 %	95 %	82 %	93 %
Refueling Outage Period	9/22/19 -12/18/2019	None	2/10/19/ - 3/18/19 9/22/19 -12/19/2019	2/11/18 - 3/22/18
Refueling Outage Duration during the Period (days)	78.3	None	123.7	39

(1) Includes other sources/(uses) of electric energy totaling 3,368 million kWh and (1,031) million kWh for the three months ended December 31, 2019 and 2018, respectively, and 6,513 million kWh and (4,094) million kWh for the year ended December 31, 2019 and 2018, respectively.

Please see the 2019 Annual Report on Form 10-K for additional information about operating statistics.

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® Exhibit E: Use of Non-GAAP Financial Measures PG&E Corporation and Pacific Gas and Electric Company: Use of Non-GAAP Financial Measures PG&E Corporation discloses historical financial results and provides guidance based on “non-GAAP core earnings” and “non-GAAP core EPS” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items impacting comparability. Beginning with the quarter and full year periods ended December 31, 2019, PG&E Corporation and the Utility changed the name of their principal non-GAAP earnings metric from "non-GAAP earnings from operations" to "non-GAAP core earnings" in order to align more closely with the terminology used by their industry peers. Likewise, PG&E Corporation and the Utility will now refer to adjustments as "non-core items" rather than "items impacting comparability". “Non-GAAP core earnings” is a non-GAAP financial measure and is calculated as income available for common shareholders less items non- core items. “Non-core Items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in Exhibit A. “Non-GAAP core EPS”, also referred to as “non-GAAP core earnings per share”, is a non-GAAP financial measure and is calculated as non-GAAP core earnings divided by common shares outstanding (diluted). PG&E Corporation and the Utility use non-GAAP core earnings and non-GAAP core EPS to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation and the Utility believe that non-GAAP core earnings and non-GAAP core EPS provide additional insight into the underlying trends of the business, allowing for a better comparison against historical results and expectations for future performance. Non-GAAP core earnings and non-GAAP core EPS are not substitutes or alternatives for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies. 19

® Exhibit F: GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA Reconciliation PG&E Corporation Fourth Quarter and Year to Date, 2019 vs. 2018 Three Months Ended Year Ended December 31, December 31, (in millions) 2019 2018 2019 2018 PG&E Corporation’s Net Loss on a GAAP basis $ (3,613) $ (6,869) $ (7,642) $ (6,837) Income tax provision (benefit) (1,468) (2,765) (3,400) (3,292) Other income, net (52) (106) (250) (424) Interest expense 605 251 934 929 Interest income (20) (41) (82) (76) Reorganization items, net 90 — 346 — Operating Income $ (4,458) $ (9,530) $ (10,094) $ (9,700) Depreciation, amortization, and decommissioning 801 779 3,234 3,036 Wildfire-related costs (1) 5,338 9,927 12,161 12,225 Electric asset inspection costs 167 — 773 — PG&E Corporation’s Non-GAAP Adjusted EBITDA $ 1,848 $ 1,176 $ 6,074 $ 5,561 Note: Amounts may not sum due to rounding. PG&E Corporation discloses “Adjusted EBITDA,” which is a non-GAAP financial measure, in order to provide a measure that investors may find useful for evaluating PG&E Corporation’s performance during the pendency of the Chapter 11 Cases. PG&E Corporation’s management generally does not use Adjusted EBITDA in managing its business. Adjusted EBITDA is calculated as PG&E Corporation’s net income plus income tax provision (or less income tax benefit); less other income, net; plus interest expense; less interest income; plus reorganization items, net; plus depreciation, amortization, and decommissioning; plus wildfire- related costs and electric asset inspection costs. Adjusted EBITDA is not a substitute or alternative for GAAP measures, such as net income, and may not be comparable to similarly titled measures used by other companies. See above for a reconciliation of GAAP net loss to non-GAAP Adjusted EBITDA. (1) Wildfire-related costs exclude recorded costs of $185 million during the three and twelve months ended December 31, 2018 for accelerated insurance amortizations included in the line above, as well as $32 million of 2017 insurance premium cost recovery recorded during the twelve months ended December 31, 2018. 20

® Exhibit G: 2019 Financial Results Summary Financial Results ($ billions) 2019 Actuals Earnings Loss on a GAAP basis $ (7.7) Non-core items $ 9.8 Non-GAAP core earnings $ 2.1 Capital Expenditures General Rate Case $ 4.6 Gas Transmission and Storage $ 0.8 Transmission Owner $ 1.5 Total $ 7.0 Rate Base General Rate Case $ 27.5 Gas Transmission and Storage $ 4.5 Transmission Owner $ 8.1 Total $ 40.2 Return Equity ratio 52% (1) Authorized return on equity 10.25% Note 1: The Utility submitted to the CPUC an application for a waiver of the capital structure condition on February 28, 2019. The waiver is subject to CPUC approval. 21 See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

Exhibit H: Pacific Gas and Electric Company
Expected Timelines of Selected Regulatory Cases

Regulatory Case	Docket #	Key Dates
2020 General Rate Case (Phase I)	A.18-11-009	Dec 13, 2018 – Application filed Mar 8, 2019 – Scoping Memo Mar 25, 2019 – PG&E's Revised Testimony on Real Estate served Jun 28, 2019 – PAO testimony Jul 26, 2019 – Intervenor testimony Jul-Aug 2019 – Public participation hearings Sept 4, 2019 – PG&E rebuttal testimony due Sep 23-Oct 18, 2019 – Evidentiary hearings Nov 1, 2019 – Joint Comparison Exhibit filed and AB 1054 Equity Return Exclusion Proposal Dec 13, 2019 – Report to ALJs and parties on Settlement progress, including identification of any unresolved issues Dec 20, 2019 – Filed Motion for Approval of Settlement Agreement Jan 6, 2020 – Deadline for filing Opening Briefs on disputed issues outside of the Settlement Agreement Jan 21, 2020 – Deadline for filing Comments on Settlement Agreement Jan 27, 2020 – Deadline for filing Reply Briefs on disputed issued outside of the Settlement Agreement Feb 5, 2020 – Deadline for filing Reply to Comments on Settlement Agreement TBD – Proposed Decision
Locate and Mark Order Instituting Investigation	I.18-12-007	Dec 13, 2018 – OII issued Jan 14, 2019 – PG&E submitted its 30 Day Report Mar 14, 2019 – PG&E submitted its 90 Day Report Mar 22, 2019 – SED filed motion to expand scope Apr 2, 2019 – PG&E filed response to SED's motion Apr 4, 2019 – Prehearing Conference Jul 24, 2019 – SED opening testimony Jul 30, 2019 – Status conference Aug 16, 2019 – Intervenor opening testimony Sept 13, 2019 – SED and PG&E reach Settlement in principle Sept 18, 2019 – PG&E reply testimony Sept 27, 2019 – CUE joins PG&E/SED in Settlement Agreement Oct 3, 2019 – PG&E, SED, and CUE file Motion to Adopt Settlement Agreement Oct 21-22, 2019 – Evidentiary hearings Nov 4, 2019 – Parties to respond to Motion to Adopt Settlement Agreement Nov 19, 2019 – PG&E, SED, and CUE to reply to responses Jan 17, 2020 – Presiding Officer's Decision amending the proposed Settlement Agreement Feb 6, 2020 – Settling Parties file a motion accepting the Amended Settlement and requesting other modifications Feb 14, 2020 – ALJ's Ruling granting motion accepting Presiding Officer's Decision and denying motion proposing alternate relief

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Exhibit H: Pacific Gas and Electric Company
Expected Timelines of Selected Regulatory Cases

Regulatory Case	Docket #	Key Dates
Safety Culture and Governance Order Instituting Investigation (Phase 3)	I.15-08-019	Dec 21, 2018 – President Picker issued ruling on next phase of the Safety Culture OII Jan 16, 2019 – PG&E submitted its initial response Feb 13, 2019 – Opening comments submitted Feb 28, 2019 – Reply Comments due Apr 15 and 26, 2019 – Workshops on Corporate Governance and Corporate Structure May 7, 2019 – Proposed decision issued May 27, 2019 – PG&E opening comments filed Jun 13, 2019 – Final decision issued Jun 18, 2019 – President Picker issued ruling requesting comment on safety culture proposals Jul 19, 2019 – Opening comments filed Aug 2, 2019 – Reply comments due
Plan of Reorganization Order Instituting Investigation	I.19-09-016	Sept 26, 2019 – OII issued Oct 11, 2019 – PG&E to file and serve a response to the OII Oct 18, 2019 – Other responses to the OII filed and served Oct 23, 2019 – Prehearing Conference Jan 31, 2020 – Testimony of Plan proponents Feb 21, 2020 – Reply testimony Feb 25-Mar 4, 2020 – Evidentiary Hearings Mar 13, 2020 – Post-hearing opening briefs Mar 20, 2020 – Post-hearing reply briefs Apr 2020 – Proposed Decision
Transmission Owner Rate Case (TO18)	ER16-2320	Jul 29, 2016 – PG&E filed TO18 rate case seeking an annual revenue requirement for 2017 Sep 30, 2016 – FERC accepted TO18 making rates effective Mar 1, 2017 and establishing settlement process Oct 19, 2016 – FERC settlement conference Oct 30, 2016 – CPUC seeks rehearing of FERC's grant of 50 bp ROE adder for CAISO participation Feb 7-8, 2017 – FERC settlement conference Mar 16, 2017 – Parties reached impasse in settlement discussions Jan 2018 – Hearings Oct 1, 2018 – Initial decision issued Oct 31, 2018 – Brief on Exceptions (BOE) filed Nov 20, 2018 – Reply to BOE filed TBD – Final decision
Transmission Owner Rate Case (TO19)	ER17-2154	Jul 26, 2017 – PG&E filed TO19 rate case seeking an annual revenue requirement for 2018 Sept 28, 2017 – FERC accepted TO19 making rates effective Mar 1, 2018, subject to refund, and establishing settlement process Oct 2017 and May/July 2018 – FERC settlement conferences Sept 21, 2018 – Offer of Settlement filed with FERC with motion for interim rates Oct 9, 2018 – Chief ALJ granted motion for interim rates and authorized the implementation of the interim rates (Jul 1, 2018 for Wholesale and Jan 1, 2019 for retail) pending Commission action on settlement Dec 20, 2018 – FERC approved the all-party settlement

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Exhibit H: Pacific Gas and Electric Company
Expected Timelines of Selected Regulatory Cases

Regulatory Case	Docket #	Key Dates
Transmission Owner Rate Case (TO20)	ER19-13	Oct 1, 2018 – Application filed
		Nov 30, 2018 – FERC accepted TO20 filing and set interim rates effective May 1, 2019
		Dec 14, 2018 – FERC settlement conference
		Mar 14, 2019 – FERC settlement conference
		Jun 13-14, 2019 – FERC settlement conference
		Aug 13-14, 2019 – FERC settlement conference
		Oct 9, 2019 – First comprehensive settlement offer from Intervenors and Trial Staff
		Oct 28-29, 2019 – FERC settlement conference
		Nov 7, 2019 – FERC settlement phone conference - status update
		Dec 12, 2019 – FERC settlement conference
		Mar 31, 2020 – Partial settlement offer target filing date
		Mid-Apr 2020 – Prehearing conference on litigation issues
Wildfire Mitigation Plan Order Instituting Rulemaking	R.18-10-007	Feb 6, 2019 – 2019 Wildfire Mitigation Plan filed
		Feb 13, 2019 – Wildfire Mitigation Plans presentation workshop
		Week of Feb 25, 2019 – Technical workshops
		Feb 26, 2019 – Prehearing Conference
		Mar 13, 2019 – Intervenor comments
		Mar 22, 2019 – Utility reply comments
		Apr 29, 2019 – Proposed decisions issued on Phase 1
		Jun 4, 2019 – Final decisions issued on Phase 1
		Jun 14, 2019 – Phase 2 initiated
		Jul 30, 2019 – Utilities file reports detailing data and metrics for evaluating plan effectiveness
		Aug 21, 2019 – Comments due
		Aug 28, 2019 – Prehearing Conference
		Sept 10, 2019 – IOUs submit presentations on status of 2019 WMPs
		Sept 17-19, 2019 – SED Workshops
		Oct 30, 2019 – Opening Comments and motions for evidentiary hearings
		Nov 13, 2019 – Reply Comments and responses to motions for evidentiary hearings
		Feb 5, 2020 – Proposed decision issued on Phase 2
		Feb 7, 2020 – 2020 Wildfire Mitigation Plan filed
		Feb 18-19, 2020 – Informational Workshops
		Feb 24-25, 2020 – Technical Workshops
		Feb 25, 2020 – Opening comments due on Phase 2 proposed decision
		Mar 2, 2020 – Reply comments due on Phase 2 proposed decision

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Exhibit H: Pacific Gas and Electric Company
Expected Timelines of Selected Regulatory Cases

Regulatory Case	Docket #	Key Dates
Wildfire Mitigation Plan Order Instituting Rulemaking (continued)		Apr 7, 2020 — Deadline for members of the public to submit comments on utility plans Apr 16, 2020 — Deadline for electric corporations to submit reply comments May 7, 2020 – CPUC's Wildfire Safety Division to issue Draft Resolution recommending approval or denial of utility plans May 27, 2020 – Parties to submit comments on Draft Resolution Jun 11, 2020 – Earliest CPUC voting meeting on the Wildfire Safety Division's Draft Resolution
2017 Northern California Wildfires Order Instituting Investigation ("Wildfire OII")	I.19-06-015	Jun 27, 2019 – OII issued Jul 29, 2019 – PG&E to submit its initial response Jul 29, 2019 – Immediate corrective actions response due Aug 13, 2019 – Prehearing Conference Dec 17, 2019 – PG&E, SED, OSA, and CUE filed proposed settlement agreement with the CPUC Jan 16, 2020 – Non-settling parties to file a response Jan 31, 2020 – Reply comments
Public Safety Power Shutoff Order Instituting Investigation	I.19-11-013	Nov 13, 2019 – OII issued Dec 4, 2019 – Prehearing Conference Dec 13, 2019 — Respondents to file and serve a response to the OII Jan 10, 2020 — Other responses to the OII filed and served
Public Safety Power Shutoff Order to Show Cause	R.18-12-005	Nov 12, 2019 – OSC issued Feb 5, 2020 – PG&E serves testimony in response to the OSC Feb 28, 2020 – Other parties serve testimony in response to PG&E's testimony Mar 16, 2020 — Concurrent rebuttal testimony served Mar 26, 2020 — Cross-examination estimates Apr 1-3, 2020 — Hearings (if necessary)

Most of these regulatory cases are discussed in PG&E Corporation and Pacific Gas and Electric Company's combined Annual Report on Form 10-K for the year ended December 31, 2018.

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APPENDIX 2 - OVERVIEW OF KEY REGULATORY CASES

2020 CPUC General Rate Case

- On December 20, 2019, PG&E filed a 2020 GRC settlement agreement together with the Public Advocates Office of the CPUC, The Utility Reform Network, Coalition of California Utility Employees, the Office of the Safety Advocate of the CPUC, and four other parties that resolves all of the contested issues among those parties in the 2020 GRC.

($ billions)	2020	2021	2022
Requested Revenue Requirement	~$9.52	~$9.88	~$10.36
Settlement Agreement Revenue Requirement	~$9.09	~$9.84	~$10.25

- The settlement agreement proposes a 2020 weighted average rate base of ~$29.4B for the portions of the Utility's business reviewed in the GRC, compared with the Utility's request of ~$29.9B. This rate base amount includes ~$600M of forecast capital spend in 2020 that will not earn an equity return, pursuant to AB 1054.
- The settlement provides for new two-way balancing accounts for the three largest components of the GRC application increase, the Community Wildfire Safety Program, vegetation management, and liability insurance premiums.
- PG&E cannot predict when a proposed decision will be issued.

- Assigned Commissioner: Randolph
- Administrative Law Judges: Lirag, Lau

Changes from prior quarter noted in blue

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® APPENDIX 2 - OVERVIEW OF KEY REGULATORY CASES FERC Transmission Owner Rate Cases TO18 (2017 Revenues) • On July 29, 2016, PG&E filed TO18 with FERC requesting a ~$1.7B revenue requirement with an ROE of 10.90% (inclusive of 50 basis point adder) • PG&E cannot predict when a final decision will be issued TO19 (2018 Revenues) • On December 20, 2018, FERC approved an uncontested settlement of TO19 that relies on the outcome of TO18 • The TO19 revenue requirement will be determined by applying a settlement factor of 98.85% to the final TO18 authorized revenue requirement • Revenues collected during the TO19 rate period will be subject to refund once the final revenue requirement is determined TO20 (2019 Revenues) • On October 1, 2018, PG&E filed its TO20 rate case requesting a conversion to formula rates, a revenue requirement of ~$1.96B, and an ROE of 12.5% (inclusive of 50 basis point incentive adder) • On November 30, 2018, FERC accepted the filing and established interim rates effective May 1, 2019, and directed the parties to settlement procedures, while holding hearings in abeyance 27

® APPENDIX 2 - OVERVIEW OF KEY REGULATORY CASES 2020 Cost of Capital Filing • On December 19, 2019, the CPUC issued a Final Decision retaining the existing ROEs for all three California investor-owned utilities. The Final Decision maintained PG&E’s common equity percentage at 52% and reduced the preferred stock percentage from 1.0% to 0.5%. • For an average residential customer, the electric and gas bill will increase by 0.2%, or ~$0.30, for a total bill of $168.85 per month in 2020. 2019 Authorized 2020 Requested 2020 Adopted Capital Weighted Capital Weighted Capital Weighted Cost Structure Cost Cost Structure Cost Cost Structure Cost Return on 10.25% 52.0% 5.33% 12.0% 52.0% 6.24% 10.25% 52.0% 5.33% Common Equity Preferred Stock 5.60% 1.0% 0.06% 5.52% 0.5% 0.03% 5.52% 0.5% 0.04% Long-Term Debt 4.89% 47.0% 2.30% 5.16% 47.5% 2.45% 5.16% 47.5% 2.45% Weighted Average 7.69% 8.72% 7.81% Cost of Capital • Assigned Commissioner: Batjer • Administrative Law Judge: Stevens 28